Exhibit 99.2

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 600 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Provides Assistance to Investors Comparing Reported Financial Results to Consensus Estimates

TULSA, OKLAHOMA, January 30, 2006 – Alliance Resource Partnership, L.P. (NASDAQ: ARLP) earlier today reported earnings for the quarter and year ended December 31, 2005. The Partnership has noticed that various news accounts are comparing diluted net income per limited partner unit for the quarter ended December 31, 2005 of $0.79, which is calculated in accordance with the Emerging Issues Task Force Issue No. 03-6 (“EITF 03-6”), “Participating Securities and the Two-Class Method under FASB Statement No. 128”, to the published consensus estimate of $0.80, which does not consider the impact of EITF 03-6. The Partnership believes the comparison made in various news accounts is inappropriate because the securities analysts covering the Partnership do not consider the impact of EITF 03-6 for purposes of estimating net income per limited partner unit.

In December 2005, the Partnership confirmed its previous 2005 guidance for net income at the upper end of the previously announced range. (See ARLP Press Release, dated December 21, 2005.) As indicated in the table below, the Partnership’s 2005 net income exceeded both its previous guidance and the consensus estimates of the covering securities analysts. As a result, the Partnership’s adjusted diluted net income per limited partner unit exceeded the consensus estimates for the quarter and year ended December 31, 2005 as follows (in millions, except per unit data):

	Concensus Estimates	ARLP Guidance	2005 Results
Net Income	$147.3	$135 – $155	$160.0
Adjusted diluted net income per limited partner unit - 2005 Q4	$0.80	N/A	$1.11	(1)
2005 FY	$3.69	N/A	$3.99	(1)

(1)	As set forth in the reconciliation below, for the quarter and year ended December 31, 2005, the dilutive effect of EITF 03-6 on diluted net income per limited partner unit was $0.32 and $1.15, respectively. For the quarter and year ended December 31, 2005 diluted net income per limited partner unit was $0.79 and $2.84, respectively, as calculated in accordance with EITF 03-6, and $1.11 and $3.99, respectively, as adjusted to exclude the impact of applying the provisions of EITF 03-6.

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In August 2005, the Partnership announced that following a review of its accounting policies for calculating net income per limited partner unit, the Partnership would begin reflecting the pro forma method of computing earnings per unit as contemplated by EITF 03-6. (See ARLP Press Release, dated August 16, 2005.) At that time, the Partnership explained that EITF 03-6 requires a calculation of net income per limited partner unit based on a theoretical distribution of all earnings reported by the Partnership during an accounting period, notwithstanding that the Partnership actually did not distribute all earnings reported by the Partnership for such accounting period.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Resource Partners is the nation’s only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates eight mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; risks associated with the expansion of our operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches of existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or other interruptions; results of litigation; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance, and risks associated with our participation (excluding any applicable deductible) in the commercial insurance property program; and, loss or reduction of the direct or indirect benefit from certain state and federal tax credits, including non-conventional source fuel tax credits.

Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004 filed on March 15, 2005 and August 15, 2005, respectively, with the SEC. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

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Reconciliation of GAAP “Net Income per Limited Partner Unit” reflecting the impact of EITF 03-6 to non-GAAP “Adjusted Net Income per Limited Partner Unit”

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net Income per Limited Partner Unit -
Basic	0.80	0.25	2.89	1.76
Diluted	0.79	0.25	2.84	1.71
Dilutive impact of theoretical distribution of earnings pursuant to EITF 03-6 -
Basic	0.32	—	1.18	0.28
Diluted	0.32	—	1.15	0.28
Adjusted Net Income Per Limited Partner Unit -
Basic	1.12	0.25	4.07	2.04
Diluted	1.11	0.25	3.99	1.99

Net income per limited partner unit as dictated by EITF 03-6 is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The Partnership Agreement does not provide for the distribution of net income, rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the Partnership in a prudent manner. Accordingly, the distributions we have paid historically and will pay in future periods are not impacted by net income per limited partner unit as dictated by EITF 03-6.

In addition to net income per limited partner unit as calculated in accordance with EITF 03-6, we intend to continue to present “adjusted net income per limited partner unit,” as reflected in the table above, which is consistent with our presentation of net income per limited partner unit in prior periods. “Adjusted net income per limited partner unit,” as presented in the table above, is defined as net income after deducting the amount allocated to the general partners’ interests, including the managing general partner’s incentive distribution rights, divided by the weighted average number of outstanding limited partner units during the period. As part of this calculation, in accordance with the cash distribution requirements contained in the Partnership Agreement, Partnership net income is first allocated to the managing general partner based on the amount of incentive distributions attributable to the period. The remainder is then allocated between the limited partners and the general partners based on their respective percentage ownership in the Partnership. Adjusted net income per limited partner unit is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the actual operation of our Partnership Agreement with respect to the rights of the general and limited partners participation in distributions,

•	the financial performance of our assets without regard to financing methods or capital structure; and our operating performance and return on investment as compared to those of other companies in the coal energy sector, without regard to financing or capital structures.

Our method of computing adjusted net income per limited partner unit may not be the same method used to compute similar measures reported by other companies and may be computed differently by us in different contexts.

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